UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 5, 2005

                              DELCATH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    001-16133              06-1245881
     (State or other             (Commission File         (IRS Employer
     jurisdiction of                 Number)            Identification No.)
      incorporation)


                 1100 Summer Street, Stamford, Connecticut 06905
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (203) 323-8668


                                       N/A
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

     Delcath Systems, Inc. (the "Company") previously reported that on March 22, 2005, it entered into Incentive Stock Option Agreements and/or Nonqualified Stock Option Agreements with each of its directors and named executive officers providing for options (collectively, the "Options") under the Company's 2004 Stock Incentive Plan. Thereafter, the Company determined with the agreement of each of the receipients that, since stock option agreements relating to the Options had not been entered into within a reasonable time, it would be appropriate to rescind the grant offers. The Company entered into agreements with each of the receipients of the Options rescinding the Options as of April 5, 2005. The Company has not authorized the replacement of the Options with any other award or payment.

     The Options consisted of the following: (a) options covering 200,000 shares for M. S. Koly; (b) options covering 90,000 shares for Samuel Herschkowitz; (c) options covering 140,000 shares for each of Mark Corigliano, Daniel Isdaner and Victor Nevins; and (d) options covering 5,000 shares for Paul M. Feinstein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     (a) Not applicable

     (b) Not applicable.

     (c) Exhibits:

      Exhibit                               Description
        10                Form of Agreement Rescinding Grant of Options

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                DELCATH SYSTEMS, INC.



                                By:        /s/ M. S. KOLY
                                    --------------------------------
                                       M. S. Koly
                                       President and Chief Executive Officer


Date: April 7, 2005